Exhibit 5.1

December 19, 2014

Niska Gas Storage Partners LLC

170 Radnor Chester Road, Suite 150

Radnor, PA 19087

Ladies and Gentlemen:

We have acted as counsel for Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (Reg. No. 333-200004) (the “Registration Statement”) filed by the Company, Niska Gas Storage US, LLC, a Delaware limited liability company, Niska Gas Storage US Finance Corp., a Delaware corporation, Niska Gas Storage Canada ULC, an Alberta unlimited liability corporation and Niska Gas Storage Canada Finance Corp., an Alberta corporation (collectively, the “Issuers”), and certain other subsidiaries identified on Schedule I hereto (together with the Issuers, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act.

(1)                                 by the Company, of common units representing limited liability company interests in the Company (the “Primary Units”);

(2)                                 by any Issuer or any combination of the Issuers, of debt securities of such Issuer or Issuers, which may either be senior or subordinated and may be issued in one or more series, consisting of debentures, notes, bonds or other evidences of indebtedness (the “Debt Securities”);

(3)                                 by any Issuer or combination of the Issuers, of units consisting of one or more Debt Securities or Primary Units or any combination of such securities (the “Units”);

(4)                                 by any Guarantor or combination of the Guarantors, of guarantees of the Debt Securities (the “Guarantees” and, together with the Primary Units, the Debt Securities and the Units, the “Primary Securities”); and

(5)                                 by the unitholder named as the selling unitholder in the Registration Statement, of up to 16,304,745 common units representing limited liability company interests in the Company (the “Secondary Units” and, together with the Primary Securities, the “Securities”).

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. The Primary Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we examined and relied upon the Registration Statement, the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of such certificates, statutes, documents, instruments, resolutions and records of the Guarantors, and communications with officers of the Guarantors. In addition, we have reviewed such questions of law as we considered necessary or appropriate.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement, if any.

For the purposes of rendering the opinions set forth below, we have made the following assumptions:

(1)                                 the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2)                                 in the case of an offering of Primary Securities, that a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3)                                 each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(4)                                 each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(5)                                 the Indentures, together with any supplemental indentures relating to a series of Debt Securities to be issued under either of the Indentures, and a unit agreement, if applicable, relating to Units to be issued, will each be duly authorized and validly executed and delivered by the parties thereto;

(6)                                 the Guarantors, at the time of issuance and sale of any Primary Securities, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions;

(7)                                 at the time of the issuance of any Primary Securities, the applicable Guarantors will have the necessary organizational power and authority to issue such Primary Securities;

(8)                                 a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been authorized and validly issued and delivered by the issuers of such Primary Securities and the other parties thereto; and

(9)                                 any Primary Securities issuable upon conversion, exchange or exercise of any Primary Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, we are of the opinion that:

(1)                                 the Primary Units will be duly authorized, validly issued, fully paid and non-assessable when (a) the Company has taken all necessary action to duly authorize and approve the issuance of such Primary Units and the limited liability company interests represented thereby, the terms of the offering thereof and related matters and (b) the Primary Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein;

(2)                                 the Debt Securities and, if applicable, the Guarantees, will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Issuer or Issuers issuing such Debt Securities and the Guarantors issuing such Guarantees, as applicable, enforceable against such Issuer or Issuers and the Guarantor or Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Issuer or Issuers and Guarantor or Guarantors, as applicable, have taken all necessary action to duly authorize and approve the issuance and terms of the Debt Securities, and, if applicable, the Guarantees and the terms of the offering thereof and related matters, (c) the terms of the Debt Securities and, if applicable, the Guarantees, and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Issuer or Issuers and Guarantor or Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the such Issuer or Issuers and Guarantor or Guarantors, as applicable, and (e) the Debt Securities (which may include the related Guarantees) have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration for the Debt Securities as provided for therein; and

(3)                                 the Secondary Units have been duly authorized and validly issued and are fully paid and non-assessable.

Our opinion is qualified in the following respects:

(1)                                 we express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(2)                                 the opinions expressed herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws) and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign;

(3)                                 we express no opinion with respect to the validity or enforceability of provisions that limit the obligation of a Guarantor based on the potential unenforceability, invalidity or voidability of a Guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws;

(4)                                 we have relied (a) as to matters of Alberta, British Columbia and Ontario law upon the opinion of Bennett Jones LLP filed as Exhibit 5.2 to the Registration

Statement, and (b) as to matters of Dutch law upon the opinion of De Brauw Blackstone Westbroek New York B.V., filed as Exhibit 5.3 to the Registration Statement; and

(5)                                 we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Schedule I

Access Gas Services (Ontario) Inc.

Access Gas Services Inc.

AECO Gas Storage Partnership

Coastal Bend Gas Storage, LLC

Enerstream Agency Services Inc.

Niska Canada GP ULC

Niska Gas Storage Operations LLC

Niska Gas Storage LLC

Niska Gas Transport Inc.

Niska GS Holdings I, L.P.

Niska Midstream LLC

Niska Partners Coöperatief U.A.

Niska Partners Management ULC

Niska US GP LLC

Salt Plains Storage, LLC

Starks Gas Storage L.L.C.

Wild Goose Storage, LLC